THE MUNDER FUNDS TRUST
                                                  THE MUNDER FUNDS, INC.
                                                  Schedule of Computation
                                                       (Exhibit 16)



1.   Yield for a seven-day period
         Formula:  (Base period return/1) x 365/7 = Yield


2.   Effective yield for a seven-day period
         Formula:  (1 + base period return)365/7 - 1 = Effective Yield


3.   Tax-Equivalent Yield for a seven-day period
         Formula: (7-day yield) / (1 - stated tax rate) = Tax-Equivalent Yield (31% Stated Tax Rate)


4.   30-Day SEC Yield:
         Formula: 2*(((A - B + 1)/(C*D)) + 1)^6 - 1)
                 A = interest earned during the period
                 B = expenses accrued during the period
                 C = average fund shares outstanding during the period
                 D = maximum offering price per share on the last day of the period


5.   Tax-Equivalent Yield:
         Formula: (SEC Yield) / (1- Tax Rate) = Tax-Equivalent Yield (31% Tax Rate)


6. Average Annual Total Return for a 12 month period (without sales charge): Formula: (ERV/P)^1 - 1 also: (ERV)^1/n - 1
                                                           P
                  ERV = Ending redeemable value assuming redemption of the last day of the period.
                  P = The initial hypothetical investment of $1000 N = Period covered by the computation, expressed in years


7.       Average  Annual Total Return since  inception  (without  sales charge):
         Formula: ((ERV/P)^(1/N)) - 1
             N = Number of year and portion of a year
             ERV = Ending redeemable value assuming redemption of the last day of the period. P = The initial hypothetical investment of $1000



8.       Average  Annual Total Return for a 12 month period (with sales charge):
         Formula: (Load Adjusted ERV/P)^1 - 1
                           ERV = Ending redeemable value assuming redemption of the last day of the period and deduction of any applicable sales charge.
                           P = The initial hypothetical investment of $1000.


9.       Average  Annual  Total  Return  since  inception  (with sales  charge):
         Formula: ((Load Adjusted ERV/P)^(1/N)) - 1
                           N = Number of years and portion of a year.
                           ERV = Ending redeemable value assuming redemption of the last day of the period and deduction of any applicable sales charge.
                           P = The initial hypothetical investment of $1000


10.      Average  Annual Total Return for  five-years  (without  sales  charge):
         Formula: ((ERV/P)^(1/N)) - 1
                           N = Number of years and portion of a year.
                           ERV = Ending redeemable value assuming redemption of the last day of the period. P = The initial hypothetical investment of $1000


11.      Average  Annual  Total  Return  for  five-years  (with  sales  charge):
         Formula: ((Load Adjusted ERV/P)^(1/N)) - 1
                           N = Number of years and portion of a year.
                           ERV = Ending redeemable value assuming redemption of the last day of the period and deduction of any applicable sales charge.
                           P = The initial hypothetical investment of $1000


12.      Average  Annual  Total Return for  ten-years  (without  sales  charge):
         Formula: ((ERV/P)^(1/N)) - 1
                           N = Number of years and portion of a year.
                           ERV = Ending redeemable value assuming redemption of the last day of the period. P = The initial hypothetical investment of $1000